UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: April 10, 2012

AMERICAN CRYSTAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	33-83868; 333-11693; and 333-32251	84-0004720
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

101 NORTH THIRD STREET
MOORHEAD, MN 56560	(218) 236-4400
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

American Crystal Sugar Company (Company) held a special meeting of the shareholders of the Moorhead Factory District on April 10, 2012 (Special Meeting) for the purpose of electing a director to fill the vacancy resulting from the death of Moorhead Factory District director, Mr. Dale Kuehl.

Prior to the Special Meeting, three shareholders were nominated for the office. The shareholders from the Moorhead Factory District elected Dale Fischer to serve as a director.  He received 55 of the 84 votes cast, with the other two nominees receiving 19 and 10 of the votes cast.

Mr. Fischer’s term begins immediately and expires in December 2014. Mr. Fischer is 57 years old and has been raising sugarbeets in the Moorhead, Minnesota area since 1973. Mr. Fischer has served on the Red River Valley Sugarbeet Growers Association’s Board of Directors for the past 12 years, currently serving as chairperson of the Moorhead Factory District and on the Executive Committee. Mr. Fischer has been a director of the Farmers Union Oil Company of Moorhead for the past 24 years and is a past chairperson of the board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN CRYSTAL SUGAR COMPANY

Dated:	April 12, 2012	/s/ Teresa Warne
By: Teresa Warne
Its: Chief Accounting Officer